Exhibit 10.1
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of September 17, 2009
          AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) among Eastman Kodak Company (the “Company”), Kodak Canada Inc. (“Kodak Canada”), the Lenders (as defined in the Credit Agreement referred to below) and Citicorp USA, Inc., as Agent (the “Agent”).
          PRELIMINARY STATEMENTS:
          1. The Company, Kodak Canada and the subsidiaries of the Company party thereto have entered into the Amended and Restated Credit Agreement, dated as of March 31, 2009 (the “Credit Agreement”), with the Lenders party thereto, the Agent, Bank of America, N.A., as Syndication Agent and Citigroup Global Markets Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Co- Bookrunners. Capitalized terms not otherwise defined in this Amendment have the meanings specified therefor in the Credit Agreement.
          2. The Company has requested the ability to issue up to $700,000,000 in aggregate principal amount of senior secured and/or senior unsecured Debt to refinance its existing Convertible Notes and for other general corporate purposes and in connection therewith, the Borrowers have requested certain modifications to the Credit Agreement to permit the issuance of such Debt.
          3. The Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in response to the Borrowers’ request as set forth herein.
          AGREEMENT:
          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
          SECTION 1. Amendment to Credit Agreement. Effective as of the date on which the conditions precedent set forth in Section 2 have been satisfied or waived, the Credit Agreement is hereby amended as follows:
     (a) Clause (d) of the definition of “Eligible Equipment” in Section 1.01 of the Credit Agreement is hereby amended by inserting “, Liens permitted under clause (x) of Section 5.02(a)” immediately after “Permitted Liens” in the second line thereof.
     (b) The definition of “L/C Related Documents” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to Section 2.06(b)(i) therein with Section 2.06(c)(i).
     (c) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by renumbering clause (iv) thereof as clause (v) and adding “(iv) all Intercreditor Agreements” immediately after clause (iii) thereof.
     (d) The definition of “Permitted Collateral Liens” in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “Eligible Inventory” with “Eligible Equipment”.

     (e) Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in their correct alphabetical order:
     “Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of September 17, 2009, among the Company, the Lenders and the Agent.
     “Amendment No. 1 Effective Date” means the “Amendment Effective Date” under and as defined in Amendment No. 1.
     “Intercreditor Agreement” means, in connection with the issuance of any Permitted Senior Debt secured by Collateral, an intercreditor agreement among the Agent on behalf of the Secured Parties (as defined in each of the Security Agreement and the Canadian Security Agreement), the agent or trustee in respect of such Permitted Senior Debt, and the Loan Parties, on substantially the terms set forth in Exhibit I hereto (or on terms that are no less favorable to the Lenders than the terms set forth in Exhibit I hereto) or otherwise in form and substance satisfactory to the Required Lenders.
     “Net Debt Proceeds” means, with respect to any issuance or incurrence of any Permitted Senior Debt, the gross cash proceeds received by the Company and its Subsidiaries in connection with such issuance or incurrence, net of out-of-pocket expenses of the Company incurred in connection therewith, including reasonable legal fees, broker’s and underwriter’s discounts and commissions, accountants’ fees and other customary fees and expenses directly related to such issuance or incurrence.
     “Permitted Senior Debt” means senior Debt of the Company in an aggregate principal amount not to exceed $700,000,000 (plus any increase in the principal amount thereof by the amount of any interest that is paid in kind pursuant to the terms of the applicable Permitted Senior Debt Documents) issued or incurred on or after the Amendment No. 1 Effective Date that (i) will not mature prior to the date that is six months after the Extension Termination Date, (ii) has no scheduled amortization or payments of principal, or mandatory or optional conversions into cash (unless the Company has the election, pursuant to the terms of such Debt, to settle in common stock any such mandatory or optional conversions into cash), in each case prior to the date that is six months after the Extension Termination Date (it being understood that change of control or asset sale prepayment provisions shall not constitute scheduled amortization or payments of principal for purposes of this clause (ii)) and (iii) subject to the foregoing clauses (i) and (ii), has covenant, default, remedy and similar provisions, and mandatory prepayment, repurchase, redemption and similar provisions, in each case, on market terms (or on terms that are no less favorable to the Company than market terms) for similar issuances of Debt by issuers with similar creditworthiness as the Company at the time of the issuance or incurrence of such Permitted Senior Debt (as reasonably determined by the Company); provided that any such Debt shall constitute Permitted Senior Debt only if, (a) before and after giving effect to the issuance or incurrence thereof, no Default shall have occurred and be continuing, (b) to the extent that such Permitted Senior Debt is to be secured by Liens pursuant to Section 5.02(a)(x), the Agent, the trustee or agent in respect of such Permitted Senior Debt, and the applicable Loan Parties shall have executed and delivered an Intercreditor Agreement in respect of such Permitted Senior Debt and such Intercreditor Agreement shall have become fully effective in accordance with its terms, (c) to the extent required pursuant to Section 2.22, the Net Debt Proceeds of such Debt shall be deposited into the Permitted Senior Debt Cash Collateral Account and administered in accordance with Section 2.22 and (d)

Excess Availability as of the date of such issuance or incurrence of such Debt shall not be less than $100,000,000; and provided further that, subject to clauses (i), (ii) and (iii) of this definition of Permitted Senior Debt, all or any portion of such Permitted Senior Debt may be convertible into common stock of the Company, cash, or any combination thereof, on market terms for similar issuances of convertible Debt by issuers with similar creditworthiness as the Company at the time of the issuance or incurrence of such Permitted Senior Debt.
     “Permitted Senior Debt Cash Collateral Account” means a blocked deposit account of the Company at Citibank, N.A., which account shall be (a) under the sole dominion and control of the Agent (including the exclusive right of withdrawal, collection and control by the Agent of all deposits, balances and entitlements held in or credited to such account), (b) subject to an agreement in form and substance reasonably satisfactory to the Agent, among Citibank, N.A., as depositary bank, the Company and the Agent, providing for the exclusive collection and control by the Agent of all deposits, balances and entitlements held in or credited to such account subject to the terms of this Agreement and (c) otherwise established in a manner reasonably satisfactory to the Agent.
     “Permitted Senior Debt Documents” means all loan agreements, indentures (and supplements thereto), guarantees, security agreements and purchase agreements, and any other agreements, instruments and documents, in each case executed and delivered by the Company and/or any of its Subsidiaries in connection with any Permitted Senior Debt.
     “Required Escrow Amount” has the meaning set forth in Section 2.22.
     (f) Section 2.06 of the Credit Agreement is hereby amended by (i) renumbering clause (b) thereof as clause (c) and (ii) inserting the following new clause (b) immediately after clause (a) thereof:
     “(b) [Reserved].”
     (g) Section 2.17 of the Credit Agreement is hereby amended by inserting “or any Permitted Senior Debt” at the end thereof.
     (h) Section 2.18(e)(iii) of the Credit Agreement is hereby amended by replacing the phrase “Section 2.18(i)” with “Section 2.18(h)”.
     (i) Article II of the Credit Agreement is hereby amended by adding the following new Section 2.22:
     “SECTION 2.22. Escrow Amount. Upon the issuance or incurrence of any Permitted Senior Debt (other than any interest that is paid in kind in respect of Permitted Senior Debt), the Company shall transfer the Net Debt Proceeds of such Debt, up to an aggregate amount equal to the then outstanding principal amount of the Convertible Notes (such principal amount outstanding from time to time, the “Required Escrow Amount”) to the Permitted Senior Debt Cash Collateral Account to be held as additional Collateral. The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Agent’s standard terms applicable to cash collateral accounts maintained with it. Any interest shall be credited to such account from time to time and, so long as no Default shall have occurred and be continuing, shall be paid over by the Agent to the Company. Upon the request of the Company, within one Business Day of such request, the Agent shall transfer to the Company all or any portion of the funds held in or credited to the Permitted Senior Debt Cash Collateral Account (i) to repay, repurchase, redeem or otherwise satisfy the Convertible Notes, (ii) to repay or prepay any Obligations or (iii) to be available to the Company for general corporate purposes; provided that, before and after giving effect to any such transfer pursuant to the foregoing clauses (i) or (iii), (x) no Default under Section 6.01(a) or (e) or Event of Default shall have occurred and be continuing, (y) the balance of the funds contained in or credited to the Permitted Senior Debt Cash Collateral Account shall not be less than the Required Escrow Amount as of the date of such transfer after giving effect to any repayment, repurchase, redemption or other satisfaction of the Convertible Notes on such date and (z) the Agent shall have received a certificate from a Responsible Officer of the Company certifying compliance with the foregoing clauses (x) and (y). Upon the occurrence and during the continuation of an Event of Default, the Agent shall at the request of, or may with the consent of, the Required Lenders, apply all or any portion of the funds held in or credited to the Permitted Senior Debt Cash Collateral Account to the repayment or prepayment of Advances or to any other Obligations that are then due and payable under the Loan Documents. The Permitted Senior Debt Cash Collateral Account shall not be subject to the provisions of Section 2.18.”
     (j) Section 4.01(c) of the Credit Agreement is hereby amended by adding the following phrase at the beginning of clause (iv) thereof:
     “except for any notices that may be required pursuant to any applicable Intercreditor Agreement,”
     (k) Section 4.01(p) of the Credit Agreement is hereby amended by inserting “or permitted pursuant to Section 5.02(a)(x)” at the end thereof.
     (l) Section 5.02(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (viii) thereof, (ii) adding the word “and” and replacing the period with a comma immediately after clause (ix) thereof and (iii) adding the following new clause (x) immediately after clause (ix) thereof:
     “(x) Liens securing Permitted Senior Debt (and guarantees thereof permitted under Section 5.02(d)(xviii)) on a second priority basis to the Liens securing the Obligations, subject to the terms of any applicable Intercreditor Agreement.”
     (m) Section 5.02(d)(xv) of the Credit Agreement is hereby amended and restated to read as follows:
     “(xv) [Reserved].”
     (n) Section 5.02(d) of the Credit Agreement is hereby amended by (i) replacing the period with a comma at the end of clause (xvi) thereof and (ii) adding the following new clauses (xvii) and (xviii) immediately after clause (xvi) thereof:
     “(xvii) Permitted Senior Debt; and

     (xviii) Guarantees of any Subsidiary of the Company in respect of Permitted Senior Debt; provided that (A) such Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guaranty and shall have become a Guarantor hereunder, which guarantee shall be in full force and effect and (B) such Subsidiary shall have secured its Obligations under the Loan Documents with Liens on its properties to the extent required pursuant to Section 5.01(i) (notwithstanding that such Subsidiary may otherwise be excluded by operation of Section 5.01(i)(i)) in respect of a newly-acquired Material Subsidiary, with such Subsidiary being deemed to be a newly-acquired Material Subsidiary for purposes thereof.”
     (o) Section 5.02(e) of the Credit Agreement is hereby amended by (i) replacing the period at the end of clause (v) with a semicolon and (ii) adding the following new proviso at the end of Section 5.02(e):
     “provided that, notwithstanding anything in this Section 5.02(e) to the contrary, no such sale, conveyance, transfer, lease or other disposition of any Collateral shall be permitted to the extent that such sale, conveyance, transfer, lease or other disposition is not permitted pursuant to the terms of any Permitted Senior Debt Document.”
     (p) Section 5.02(f) of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (v) thereof, (ii) adding the word “or” and replacing the period with a semicolon immediately after clause (vi) thereof and (iii) adding the following new clause (vii) immediately after clause (vi) thereof:
     “(vii) as set forth in any Permitted Senior Debt Document, solely to the extent that any such limitations or restrictions are no more restrictive than those customarily found in issuances of high yield Debt by issuers with similar creditworthiness as the Company at the time of the issuance or incurrence of such Debt; provided that the foregoing shall not prohibit any provision in any Permitted Senior Debt Document that restricts the Company from designating any of its subsidiaries that holds material intellectual property or that engages in specified businesses as an unrestricted subsidiary (i.e., a subsidiary designated by the Company to be free of various covenant and other restrictions) under such Permitted Senior Debt Document; and provided further that, in any event, such restrictions or limitations (individually or taken as a whole) could not reasonably be expected have a material adverse effect on the ability of the Loan Parties to pay the Obligations.”
     (q) Section 5.02(h) of the Credit Agreement is hereby amended by (i) deleting the word “and” and adding a comma at the end of clause (iii) thereof, (ii) replacing the period with a comma immediately after clause (iv) thereof and (iii) adding the following new clause (v) immediately after clause (iv) thereof:
     “and (v) make cash payments in lieu of fractional shares upon the exercise or conversion of any warrants, rights or options to acquire any shares of capital stock of the Company. For the avoidance of doubt, the Company shall be permitted to issue shares of its common stock in connection with any conversion of its convertible Debt, upon the exercise of options or warrants or otherwise.”
     (r) Section 5.02(k)(i) of the Credit Agreement is hereby amended by (i) adding the phrase “, convert into cash” after the word “defease” in each instance that the word “defease” appears therein, (ii) adding “any Permitted Senior Debt or,” immediately prior to the phrase “any public debt securities” in the second line thereof, (iii) deleting the word “or” and adding a comma at the end of clause (C) thereof, (iv) replacing the reference to “$10,000,00” in clause (D) thereof with “$10,000,000” and (v) adding the following new clauses (E) and (F) immediately after clause (D) thereof:
     “(E) conversion of convertible Debt into common stock of the Company, and payments of cash in lieu of fractional shares upon any such conversion or (F) to the extent that such prepayment, redemption, purchase, defeasance or other satisfaction is made with Net Debt Proceeds; provided that (1) no Default under Section 6.01(a) or (e) or Event of Default shall have occurred and be continuing, (2) no amounts shall be due or outstanding in respect of the Convertible Notes (unless funds in an amount not less than the Required Escrow Amount are on deposit in the Permitted Senior Debt Cash Collateral Account) and (3) the Agent shall have received a certificate from a Responsible Officer of the Company certifying compliance with the foregoing clauses (1) and (2).”
     (s) Section 5.02 of the Credit Agreement is hereby amended by adding the following new Section 5.02(l):
     “(l) Other Debt Covenants. The Company shall not, and shall not permit any of its Subsidiaries, to enter into any agreement, instrument or other document governing the terms of any Permitted Senior Debt which has (A) any financial maintenance covenant or similar covenant or provision measuring the financial condition, operating results or capitalization of the Company and/or any of its Subsidiaries which is more restrictive on the Company or any of its Subsidiaries than the corresponding covenant or provision contained in the Loan Documents or (B) additional financial maintenance covenants or similar covenants or provisions measuring the financial condition, operating results or capitalization of the Company and/or any of its Subsidiaries which are not contained in the Loan Documents, unless, in each case, the Loan Parties amend the Loan Documents to contain such additional or more restrictive covenants or similar provisions. The Required Lenders hereby consent to, and direct the Agent (on behalf of the Lenders) to execute and deliver to the Loan Parties, any such amendment, on terms and conditions satisfactory to the Agent. For the avoidance of doubt, this Section 5.02(l) does not apply to financial performance measurements that may be used to test compliance with any incurrence-based covenants contained in any such agreement, instrument or other document (at the time of any such incurrence).”
     (t) Section 6.01(c)(i) of the Credit Agreement is hereby amended and restated to read as follows:
     “(i) The Company shall fail to perform or observe any term, covenant or agreement contained in Sections 2.22, 5.01(d), 5.01(e), clauses (i) through (vii) and (ix) of 5.01(h), 5.02 or 5.03, or”.
     (u) Section 6.01(d) of the Credit Agreement is hereby amended and restated to read as follows:
     “(d) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal, or in the case of Hedge Agreement Obligations, net amount of, at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause, or to permit the holders or beneficiaries of such Debt (or a trustee or agent on behalf of such holders or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, in each case prior to the stated maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or”
     (v) Article VIII of the Credit Agreement is hereby amended by adding the following new Section 8.10:
     “SECTION 8.10. Intercreditor Arrangements. With respect to the issuance of any Permitted Senior Debt that is permitted to be secured by Liens pursuant to Section 5.02(a)(x), each of the Lenders hereby authorizes and directs the Agent to enter into one or more Intercreditor Agreements on behalf of such Lender and agrees that the Agent in its various capacities thereunder may take such actions on its behalf as is contemplated by the terms of any such Intercreditor Agreements. With respect to any Intercreditor Agreement executed and delivered by the Agent in accordance with this Agreement, each Lender hereunder (a) consents to any subordination of Liens provided for in such Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of such Intercreditor Agreement, (c) authorizes and instructs the Agent to enter into such Intercreditor Agreement as Agent and on behalf of such Lender and (d) agrees that the Agent may take such actions on behalf of such Lender as is contemplated by the terms of such Intercreditor Agreement.”
          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied or waived:
     (a) The Agent shall have received counterparts of this Amendment executed by (i) each of the Company, Kodak Canada and each Guarantor and (ii) the Required Lenders, or as to any such Lender, advice satisfactory to the Agent that such Lender has executed this Amendment.
     (b) The Agent shall have received a certificate of each Borrower signed on behalf of such Borrower by a Responsible Officer, dated the date of the Amendment Effective Date, certifying as to (i) the correctness of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Amendment Effective Date, before and after giving effect to this Amendment and (ii) the absence of any event occurring and continuing, or resulting from the Amendment Effective Date, that constitutes a Default.
     (c) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the authorization of the transactions under this Amendment and any other legal matters relating to the Loan Parties, this Amendment or the transactions contemplated hereunder, all in form and substance reasonably satisfactory to the Agent and its counsel.
     (d) Immediately before and after giving effect to this Amendment, no Default shall have occurred and be continuing.
     (e) The Company shall have paid (i) to the Agent, for the benefit of each Lender under Revolving Credit Facility-B executing this Amendment prior to or concurrently with the effectiveness thereof, the amendment fee described in the Fee Letter dated September 8, 2009, between the Company and the Agent (the “Fee Letter”) and (ii) all invoiced accrued fees and expenses of the Agent and Citigroup Global Markets Inc., as sole lead arranger in respect of this Amendment, (including the reasonable fees and expenses of Shearman & Sterling LLP, counsel for the Agent and the sole lead arranger in respect of this Amendment, for which invoices shall have been provided to the Company at least two Business Days prior to the Amendment Effective Date).
     (f) The Borrowers shall have permanently reduced Commitments under the Revolving Credit Facility-A, for the benefit of each Lender under Revolving Credit Facility-A executing this Amendment prior to or concurrently with the effectiveness thereof, in the aggregate principal amount set forth in the Fee Letter.
     By executing this Amendment, the Required Lenders hereby (i) consent to the payment of amendment fees in accordance with Section 2(e) hereof and the reduction in Commitments under the Revolving Credit Facility-A in accordance with Section 2(f) hereof, (ii) agree that the Credit Agreement is deemed to be amended to make any modifications to the applicable payment, pro rata and sharing provisions of the Credit Agreement needed to permit the payment by the Company of amendment fees in accordance with Section 2(e) hereof and to permit the Company to reduce Commitments under the Revolving Credit Facility-A in accordance with Section 2(f) hereof, (iii) waive any notice requirements under Sections 2.05(a) or 2.10(a) in connection with the reduction in Commitments under the Revolving Credit Facility-A pursuant to Section 2(f) hereof and (iv) consent to the other amendments to the Credit Agreement set forth herein.
          SECTION 3. Representations and Warranties of the Loan Parties. Each of the Borrowers represents and warrants as follows:
          (a) The execution, delivery and performance by the Loan Parties of this Amendment and the performance by the Loan Parties of the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action.
          (b) This Amendment has been duly executed and delivered by each Loan Party. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law.
          SECTION 4. Reference to and Effect on the Credit Agreement and the other Loan Documents.
          (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit

Agreement”, “the Amended and Restated Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
          (b) The Credit Agreement (as specifically amended by this Amendment), the Notes, the Security Agreement, the Canadian Security Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          (d) The Loan Parties and the Required Lenders hereby agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
          SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or in .pdf or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 7. Notices. Pursuant to Section 9.02(a) of the Credit Agreement, the Agent hereby designates the following address as its address for notices: 1615 Brett Rd., Bldg 3, New Castle, Delaware, 19720, Attention: Bank Loan Syndications Department, fax number 212-994-0849.
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EASTMAN KODAK COMPANY, as a Borrower
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

KODAK CANADA INC., as a Borrower
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Assistant Secretary
[Signature Page to Amendment No. 1]

Guarantors: CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Manager

EASTMAN GELATINE CORPORATION
EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER EDIT, INC.
LASER-PACIFIC MEDIA CORPORATION
PACIFIC VIDEO, INC.
PAKON, INC.
QUALEX INC.

By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

KODAK PHILIPPINES, LTD. NPEC INC.

By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Assistant Treasurer
[Signature Page to Amendment No. 1]

CITICORP USA, INC. as Agent
By:	/s/ Shane V. Azzara
	Name:	Shane V. Azzara
	Title:	Director
[Signature Page to Amendment No. 1]

CITICORP USA, INC. as a Lender
By:	/s/ Shane V. Azzara
	Name:	Shane V. Azzara
	Title:	Director

Bank of America, N.A., as a Lender
By:	/s/ Matthew T. O’Keefe
	Name:	Matthew T. O’Keefe
	Title:	Senior Vice President

Banco Santander, S.A. New York Branch as a Lender
By:	/s/ Jorge Saavedra
	Name:	Jorge Saavedra
	Title:	Executive Director

Banco Santander, S.A. New York Branch as a Lender
By:	/s/ Jens Loffe
	Name:	Jens Loffe
	Title:	Senior Vice President

Commerzbank AG, New York and Grand Cayman Branches, as a Lender
By:	/s/ Brian Schneider
	Name:	Brian Schneider
	Title:	Director

By:	/s/ Douglas I. Glickman
	Name:	Douglas I. Glickman
	Title:	First Vice President

Credit Suisse, Cayman Islands Branch, as a Lender
By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Director

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

Deutsche Bank AG New York Branch By: DB Services New Jersey, Inc. as a Lender
By:	/s/ Jonathan Shin
	Name:	Jonathan Shin
	Title:	Assistant Vice President

By:	/s/ Alice L. Wagner
	Name:	Alice L. Wagner
	Title:	Vice President

Fifth Third Bank, as a Lender
By:	/s/ Jim Janovsky
	Name:	Jim Janovsky
	Title:	Vice President

GOLDMAN SACHS LENDING PARTNERS, LLC as a Lender
By:	/s/ Andrew Caditz
	Name:	Andrew Caditz
	Title:	Authorized Signatory

Industrial and Commercial Bank of China United as a Lender
By:	/s/ Wang Zhenglong
	Name:	Wang Zhenglong
	Title:	Deputy General Manager, Banking Dept.

LightPoint CLO 2004-1. Ltd. as a Lender
By:	/s/ Lori Loftus
	Name:	Lori Loftus
	Title:	Chief Compliance Director

Lloyds TSB Bank Plc, as a Lender
By:	/s/ Nell Backhouse
	Name:	Nell Backhouse
	Title:	Assistant Vice President Business Support B111

By:	/s/ Tatiana Ryvkin
	Name:	Tatiana Ryvkin
	Title:	Executive Officer Business Support R065

Loan Funding III (Delaware) LLC By: Pacific Investment Management Company LLC, as its Investment Advisor
By:	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

Mizuho Corporate Bank, Ltd., as a Lender
By:	/s/ Noel Purcell
	Name:	Noel Purcell
	Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender
By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Vice President

Natixis, as a Lender
By:	/s/ Kevin Cheng
	Name:	Kevin Cheng
	Title:	Director

By:	/s/ Steven A. Eberhardt
	Name:	Steven A. Eberhardt
	Title:	Associate

PIMCO Floating Rate Income Fund
By:	Pacific Investment Management Company LLC, as its Investment Advisor, acting through Investors Fiduciary Trust Company in the Nominee Name of IFTCO
	By:	/s/ Arthur Y.D. Ong

Arthur Y.D. Ong Executive Vice President

PIMCO Floating Rate Strategy Fund
By:	Pacific Investment Management Company LLC, as its Investment Advisor, acting through Investors Fiduciary Trust Company in the Nominee Name of IFTCO
	By:	/s/ Arthur Y.D. Ong

Arthur Y.D. Ong Executive Vice President

PNC Bank, N.A., as a Lender
By:	/s/ Eric L. Moore
	Name:	Eric L. Moore
	Title:	Vice President

Premium Loan Trust I, Ltd., as a Lender
By:	/s/ Lori Loftus
	Name:	Lori Loftus
	Title:	Chief Compliance Officer

SG Finance Inc. as a Lender
By:	/s/ Rahul Verma
	Name:	Rahul Verma
	Title:	Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ Yoshihiro Hyakutome
	Name:	Yoshihiro Hyakutome
	Title:	General Manager

SWISS RE FINANCIAL PRODUCTS CORPORATION, as a Lender
By:	/s/ Gloria Gonzalez
	Name:	Gloria Gonzalez
	Title:	Authorized Signatory Swiss Re Financial Products Corporation

The Bank of New York Mellon, as a Lender
By:	/s/ Thomas J. Frangione
	Name:	Thomas J. Frangione
	Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Todd Meller
	Name:	Todd Meller
	Title:	Managing Director

The CIT Group/Business Credit, Inc., as a Lender
By:	/s/ Carmen Caporrino
	Name:	Carmen Caporrino
	Title:	Vice President

The Foothill Group LLC, as a Lender
By:	/s/ Jeff Nikora
	Name:	Jeff Nikora
	Title:	Executive Vice President

Wells Fargo Foothill, LLC, as a Lender
By:	/s/ Jennifer Fong
	Name:	Jennifer Fong
	Title:	Account Executive, AVP
[Signature Page to Amendment No. 1]

Exhibit I to
Amendment No. 1 to
Amended and Restated Credit Agreement
Permitted Senior Debt
Summary of Intercreditor Terms
          Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Amendment to which this Exhibit I is attached.

PARTIES:	The agent on behalf of the First Lien Parties (as defined below) (the “Agent”), the agent or trustee in respect of the applicable Permitted Senior Debt (the “Second Lien Agent”), on behalf of the Second Lien Parties, and the Obligors (as defined below).

SECOND LIEN DEBT:	Permitted Senior Debt, to the extent permitted to be secured by a junior Lien on all or any portion of the Collateral pursuant to the terms of any credit facilities pursuant to which there are First Lien Obligations (as defined below) outstanding from time to time.

FINANCING DOCUMENTS:	Definitive documentation (including any Secured Agreements) in respect of the First Lien Obligations (as defined below) (the “First Lien Credit Documents”) and definitive documentation in respect of the Second Lien Obligations (as defined below) (the “Second Lien Credit Documents”).

FIRST LIEN PARTIES:	The Secured Parties as referred to and defined in the First Lien Credit Documents.

SECOND LIEN PARTIES:	The agents, issuing banks, trustees, noteholders and lenders under the Second Lien Credit Documents that are entitled to the benefit of a junior Lien on the Collateral.

SECURED PARTIES:	The First Lien Parties and the Second Lien Parties.

COLLATERAL:	All assets of the Obligors that constitute “Collateral” under both the First Lien Credit Documents and the Second Lien Credit Documents.

FIRST LIEN OBLIGATIONS:	All obligations of every nature of the Borrowers, the Guarantors and any other obligors (collectively, the “Obligors”) owed to the First Lien Parties under the Loan Documents and the Secured Agreements and any successor, replacement or other senior secured credit facilities (including any permitted refinancing of the Facility), including any post-petition interest, whether or not allowed or allowable in any bankruptcy, insolvency, liquidation or other debtor relief proceeding (an “Insolvency Proceeding”) (the “First Lien Obligations”); provided that, the amount of First Lien Obligations shall not exceed (the “First Lien Cap”) the sum of:

(A)	the greater of:
(1)	(X) the aggregate amount of Debt constituting principal permitted to be incurred under the First Lien Credit Documents plus the aggregate face amount of any Letters of Credit issued under the First Lien Credit Documents plus the aggregate amount of obligations under any Secured Agreement, in an aggregate amount not to exceed $600,000,000 minus (Y) the aggregate amount of any voluntary or mandatory prepayments of principal made in respect of advances made under the First Lien Credit Documents (to the extent that any such prepayment resulted in a corresponding permanent reduction in the applicable commitments pursuant to the requirements of the Second Lien Credit Documents); and

(2)	the amount of senior lien obligations permitted to be incurred under the Second Lien Credit Documents; plus
(B)	all interest, reimbursement, indemnities and other payment obligations related to the Debt, Letters of Credit and other obligations referred to in clause (A) above.

“Secured Agreement” means, to the extent that the obligations thereunder are secured by the Collateral pursuant to the First Lien Credit Documents, any and all agreements and other documents relating to any treasury management services provided by any First Lien Parties and their Affiliates to the Company and any of its Subsidiaries, all agreements evidencing any other obligations of the Company and any of its Subsidiaries owing to any of the First Lien Parties and their Affiliates including, without limitation, all letters of credit issued by any of the First Lien Parties and their Affiliates for the benefit of the Company or any of its Subsidiaries, all Hedge Agreements entered into with the Company or any of its Subsidiaries by any of the First Lien Parties and their Affiliates, and each agreement or instrument delivered by any Obligor or Subsidiary of the Company pursuant to any of the foregoing, as the same may be amended from time to time in accordance with the provisions thereof.

SECOND LIEN OBLIGATIONS:	All obligations of every nature of the Obligors from time to time owed to the Second Lien Parties under the Second Lien Credit Documents and any permitted refinancing thereof, including any post-petition interest, whether or not allowed or allowable in any Insolvency Proceeding (the “Second Lien Obligations”).

PRIORITY OF LIENS; REMEDIES:	Until the Discharge of First Lien Obligations (as defined below) has occurred:

(a) the liens securing the Second Lien Obligations shall be junior and subordinated in all respects to the liens securing the First Lien Obligations;

(b) the Second Lien Parties shall have no right to exercise rights or remedies with respect to the Collateral, institute any action with respect to the Collateral, take or receive any Collateral or any proceeds thereof or object to the exercise by the First Lien Parties of any rights or remedies with respect to the Collateral; provided that the Second Lien Parties may exercise rights and remedies with respect to the Collateral if the First Lien Parties have not commenced and are not diligently pursuing the exercise of rights and remedies with respect to the Collateral within a standstill period of 180 days; and

(c) subject to the proviso in clause (b) above, the First Lien Parties shall control all decisions related to the administration of the Collateral and the exercise of remedies under the First Lien Credit Documents without any consultation with, or the consent of, any of the Second Lien Parties.

PROHIBITION ON CONTESTING LIENS:	No Secured Party will contest, or support any other person in contesting the priority, validity or enforceability of a lien held by or on behalf of any of the First Lien Parties or the Second Lien Parties.

NO NEW LIENS/SIMILAR LIENS:	No Obligor shall grant or permit any additional liens on any asset to secure the Second Lien Obligations unless it has granted a first priority lien on such assets to secure the First Lien Obligations.

APPLICATION OF PROCEEDS/TURN-OVER:	The proceeds of any liquidation, foreclosure or similar action related to the Collateral will be applied in the following order of priority:

First, to pay the First Lien Obligations in accordance with the terms of the First Lien Credit Documents; second, to pay Second Lien Obligations in accordance with the terms of the Second Lien Credit Documents; and third, to the Company or other Person lawfully entitled to such proceeds, or as a court of competent jurisdiction may direct.

Until the Discharge of First Lien Obligations, any Collateral or proceeds thereof received by any Second Lien Party in connection with the exercise of any right or remedy (including set-off) as a secured creditor relating to the Collateral in violation of the Intercreditor Agreement shall be segregated and held in trust and shall be paid over to the Agent for the benefit of the First Lien Parties in the same form as received, with any necessary endorsement.

“Discharge of First Lien Obligations” means:

(a) payment in full in cash of the principal of, reimbursement obligations with respect to and interest (including interest accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding), on all indebtedness outstanding under the First Lien Credit

Documents to the extent included under the First Lien Cap;

(b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued at or prior to the time such principal and interest are paid, including all obligations with respect to any Secured Agreements to the extent included under the First Lien Cap;

(c) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations to the extent included under the First Lien Cap; and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Agent) of all letters of credit issued under the First Lien Credit Documents to the extent included under the First Lien Cap.

RELEASES:	In the event that the First Lien Parties release their liens on all or any portion of the Collateral or any Guarantor from its obligations under its guaranty of the First Lien Obligations, the comparable lien or guaranty, if any, in respect of the Second Lien Obligations shall be automatically released; provided that, except in the case of any such release by the First Lien Parties pursuant to an exercise of the First Lien Parties’ rights and remedies in respect of the Collateral under the First Lien Credit Documents, the comparable lien or guaranty in respect of the Second Lien Obligations shall not be released if such release would not be permitted under the Second Lien Credit Documents.

RIGHTS AS UNSECURED CREDITORS:	Subject to customary restrictions with respect to the exercise of the First Lien Parties’ rights and remedies under the First Lien Credit Documents, the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the applicable Second Lien Credit Documents and applicable law; provided that any judgment lien that arises in favor of any Second Lien Party as a result of its enforcement of its rights as an unsecured creditor shall be subject to the terms of the Intercreditor Agreement.

AMENDMENTS:	Without the prior written consent of the Agent, no Second Lien Credit Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Credit Document, would (a) except with respect to any amendment, supplement or other modification to the Second Lien Credit Documents, or any new Second Lien Credit Document, in each case relating to a refinancing or replacement of the Second Lien Obligations, increase the “Applicable Margin” or similar component of the interest rate by more than 6% per annum (excluding increases resulting from the accrual of interest at the default rate) or (b) be prohibited by, or would require any Obligor to act or refrain from acting in a manner that would violate, any of the terms of the Intercreditor Agreement. Without the prior written consent of the Second Lien Agent, no First Lien Credit Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Credit Document, would (a) except with respect to any amendment, supplement or other modification to the First Lien Credit Documents, or any new First Lien Credit Document, in each case relating to a refinancing or replacement of the First Lien Obligations, increase the “Applicable Margin” or similar component of the interest rate by more than 6% per annum (excluding increases resulting from the accrual of interest at the default rate or (b) be prohibited by, or would require any Obligor to act or refrain from acting in a manner that would violate, any of the terms of the Intercreditor Agreement.

Any amendments, modifications or waivers of the Intercreditor Agreement must be signed in writing by each party thereto; provided that no Obligor shall have the right to consent to an amendment, modification or waiver of the Intercreditor Agreement unless its rights are directly affected.

The First Lien Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Second Lien Credit Document) of any Second Lien Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement. The Second Lien Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Lien Credit Document) of any First Lien Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement.

BANKRUPTCY:	In connection with any Insolvency Proceeding of any Obligor:
•	Filing of Motions: The Second Lien Parties shall not file any motion, take any position in any proceeding, or take any other action in respect of the Collateral (except filing of a proof of claim and certain customary protective rights and rights under the Intercreditor Agreement) (including any motion seeking relief from the automatic stay).
•	DIP Financing: If the First Lien Parties desire to permit the sale or use of any collateral, or to permit any Obligor to obtain debtor-in-

possession financing in an amount, together with the First Lien Obligations that would remain outstanding after giving effect to such debtor-in-possession financing, that does not exceed the First Lien Cap plus $100,000,000 (a “DIP Financing”), then, so long as any Liens on the collateral securing the DIP Financing are senior to or pari passu with the Liens securing the First Lien Obligations, the Second Lien Parties shall: (i) be deemed to accept, and will not object or support any objection to, such sale or use or any such DIP Financing, (ii) not request or accept any form of adequate protection or any other relief in connection therewith except as set forth below and (iii) subordinate its Liens to such DIP Financing, any adequate protection provided to the First Lien Parties and any “carve-out” for fees agreed to by the Agent to the same extent that the Liens securing the Second Lien Obligations are subordinated to the Liens securing the First Lien Obligations under the Intercreditor Agreement; provided that the foregoing shall not prevent the Second Lien Parties from proposing any other DIP Financing to any Obligor or to a court of competent jurisdiction; and provided further, that the foregoing shall not prevent the Second Lien Parties from objecting to (x) any aspect of a DIP Financing relating to any provision or content of a plan of reorganization or any sub rosa plan or (y) any DIP Financing if the Second Lien Parties do not receive replacement Liens on all post-petition assets of any Obligor in which any of the First Lien Parties obtain a replacement Lien (to the extent constituting Collateral), in each case with the same priority as existed prior to such Insolvency Proceeding.
•	Sales: None of the Second Lien Parties shall oppose any sale conducted in accordance with Section 363 of the Bankruptcy Code that is supported by the Agent, and the Second Lien Parties will be deemed to have consented to any such sale and to have released their Liens in such assets, so long as the Liens of the Second Lien Parties attach to the proceeds of any such sale (with the Liens on such proceeds to be subject to the terms of the Intercreditor Agreement).
•	Adequate Protection: No Second Lien Party shall contest (i) any request by the First Lien Parties for adequate protection or (ii) any objection by the First Lien Parties to any motion, etc. based on the First Lien Parties claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Agent or any other First Lien Party. However, (a) if the First Lien Parties are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral, then the Second Lien Parties may seek adequate protection in the form of a lien on such additional collateral (subordinated to the liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under the Intercreditor Agreement), (b) in the event the any Second Lien Party is granted adequate protection in the form of additional collateral, then the First Lien Parties shall have a senior Lien and claim on such additional collateral and (c) in the event the First Lien Party is granted adequate protection in the form of a superpriority claim, then the Second Lien Parties may seek adequate protection in the form of a junior superpriority claim, subordinated to the superpriority claim granted to the First Lien Parties.
•	Avoidance Issues: If any First Lien Party is required to disgorge or otherwise pay any amount to the estate of any Obligor for any reason (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the Discharge of the First Lien Obligations shall be deemed not to have occurred.
•	Separate Grants of Security and Classifications: The grants of Liens pursuant to the First Lien Credit Documents and the Second Lien Credit Documents constitute two separate and distinct grants of Liens. If it is held that the claims constitute only one secured claim, then all distributions shall be made as if there were separate classes of secured claims. The First Lien Parties and the Second Lien Parties shall be entitled to vote as a separate class on any plan of reorganization.
•	Post-Petition Interest: No Second Lien Party shall oppose or seek to challenge any claim of any First Lien Party for post-petition interest, fees or expenses to the extent of the value of any First Lien Party’s Lien, without regard to the existence of the Liens of the Second Lien Parties in respect of the Collateral. No First Lien Party shall oppose or seek to challenge any claim of any Second Lien Party for post-petition interest, fees or expenses to the extent of the value of the Liens of the Second Lien Parties in respect of the Collateral, after taking into account the value of the First Lien Obligations.
•	No Waiver by First Lien Parties: Except with respect to requests for post-petition interest, fees and expenses as described above, no First Lien Party shall be prohibited from objecting to any action taken by the Second Lien Parties (or any agent on their behalf).
•	Plan of Reorganization. No Second Lien Party shall be prevented from exercising its rights to vote in favor of or against a plan of reorganization.

PURCHASE OPTION:	Upon acceleration, bankruptcy or commencement of enforcement proceedings, the Second Lien Parties shall have a one-time right to purchase, within 30 days of such event, at par, the First Lien Obligations.

PERFECTION OF CERTAIN SECURITY INTERESTS:	With respect to any Collateral that can be perfected by the possession or control (including any account in which such Collateral is held), and if such Collateral or any such account is in fact in the possession or under the control of the Agent, the Agent will serve as gratuitous bailee (and, with respect to deposit accounts, gratuitous agent) for the Second Lien Parties for the sole purpose of perfecting the junior Liens of the Second Lien Parties in such Collateral, in each case without any representation or warranty by the Agent of any kind.

AGENT PROVISIONS:	Each of the Agent and Second Lien Agent is executing and delivering the Intercreditor Agreement solely in its capacity as agent for the First Lien Parties or the Second Lien Parties, as the case may be, and pursuant to the direction set forth in the First Lien Credit Documents or the Second Lien Credit Documents, as the case may be. Neither the Agent nor the Second Lien Agent shall be responsible for the terms or sufficiency of the Intercreditor Agreement for any purpose. Neither the Agent nor the Second Lien Agent shall have any duties or obligations under or pursuant to the Intercreditor Agreement other than such duties as may be expressly set forth in the Intercreditor Agreement as duties on its part to be performed or observed. In entering into the Intercreditor Agreement, or in taking (or forbearing from) any action under or pursuant to the Intercreditor Agreement, each of the Agent and the Second Lien Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the First Lien Credit Documents or the Second Lien Credit Documents, as the case may be. Neither the Agent nor the Second Lien Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of the Intercreditor Agreement.

GOVERNING LAW:	The State of New York.